EXHIBIT 99.1

Vince Holding Corp. Reports Second Quarter 2016 Results

NEW YORK, New York – September 8, 2016 – Vince Holding Corp. (NYSE: VNCE), a leading contemporary fashion brand (“Vince” or the “Company”), today reported unaudited results for the second quarter of fiscal 2016 ended July 30, 2016.

In this press release, the Company is presenting its financial results in conformity with U.S. generally accepted accounting principles ("GAAP") as well as on an "adjusted" basis.  Adjusted results presented in this press release are non-GAAP financial measures.  See "Non-GAAP Financial Measures" below for more information about the Company's use of non-GAAP financial measures and Exhibits 3 and 4 to this press release for a reconciliation of GAAP results to such adjusted results.

For the second quarter ended July 30, 2016:

•

Net sales decreased 24.1% to $60.7 million from $80.0 million in the second quarter of fiscal 2015.  Wholesale segment net sales decreased 32.1% to $39.6 million due to the planned reduction in full-price orders related to the transition of product under the new design team.  Direct-to-consumer segment net sales decreased 2.8% to $21.1 million compared to the second quarter of fiscal 2015. Comparable sales decreased 18.7%, including e-commerce sales, as a result of declines in the number of transactions, which reflected the planned reduction in inventory levels associated with the product transition.

•

Gross profit was $27.4 million, or 45.1% of net sales. This compares to gross profit of $20.8 million, or 26.0% of net sales, in the second quarter of fiscal 2015, which includes a $14.4 million charge associated with the write-down of excess inventory and aged product to expected net realizable value.  Excluding the inventory write-down, gross profit in the second quarter of 2015 was $35.2 million, or 44.0% of net sales.  Excluding the write-down in the prior year quarter, the increase in gross profit rate for the second quarter of 2016 reflected the favorable impact from lower year-over-year adjustments to inventory reserves, partially offset by an increase in the rate of sales allowances on lower net sales.

•

Selling, general, and administrative expenses were $31.6 million, or 52.1% of sales.  This compares to $27.3 million, or 34.2% of sales, in the second quarter of fiscal 2015, which included $2.9 million of net management transition costs related to executive severance and related costs. Excluding these costs, selling, general and administrative costs in the second quarter of 2015 were $24.5 million or 30.6% of net sales. The increase in SG&A dollars for the second quarter of fiscal 2016 includes costs associated with 10 additional stores, incentive compensation costs and continued strategic investments to support the Company’s long term goals.

•

Operating loss was $4.3 million, compared to operating loss of $6.5 million for the second quarter of fiscal 2015. Excluding the inventory write-down and net management transition costs, operating income for the second quarter of fiscal 2015 was $10.8 million.

•

Net loss was $2.0 million, or $0.04 per share, compared to net loss of $5.0 million, or $0.14 per share, for the second quarter of fiscal 2015. Excluding the inventory write-down and net management transition costs, net income for the second quarter of fiscal 2015 was $5.2 million, or $0.14 per share.

•	The Company opened one new store, ending the second quarter with 52 company-operated stores.

Brendan Hoffman, Chief Executive Officer, commented, “Our second quarter results were largely in line with our expectations. As we transitioned our product to Fall, we flowed fewer styles into the wholesale channel as well as our own retail stores, which contributed to the reduction in sales.  Our Fall collection has just recently been set on the selling floor and we are very pleased with the presentation.  As we have said in the past, we look forward to the holiday season, at which time our new vision will be fully reflected in our assortment.  Overall, we believe that we are on track to achieve our net sales and diluted EPS targets for fiscal 2016.”

Balance Sheet

The Company ended the second quarter with $21.3 million in cash and cash equivalents and $55.0 million of borrowings under its debt agreements.

Inventory at the end of the second quarter of fiscal 2016 was $34.7 million compared to $45.6 million at the end of the second quarter of fiscal 2015. The year-over-year inventory decline was primarily due to better inventory management.

Capital expenditures for the second quarter of fiscal 2016 totaled $5.6 million, primarily attributable to new stores and IT migration costs.

2016 Outlook

For fiscal 2016:

•

Total net sales are still expected to be between $290 million and $305 million, including revenues from six new retail stores and comparable sales growth inclusive of ecommerce sales in the flat to low-single digit range;

•

Gross margin is now expected to be approximately 46.2%, mainly due to additional strategic investments, as well as the higher rate of sales allowances and lower mix of full-price sales in the first half;

•	SG&A is now expected to be between $128 million and $133 million, contingent upon the level of annual incentive compensation programs to be realized in fiscal 2016;
•	Interest expense is still expected to be approximately $4 million;
•

Diluted EPS is still expected to be $0.00 to $0.06. Note that the EPS guidance reflects a share count of approximately 46.6 million, which includes the impact of 11.8 million shares issued in connection with the rights offering; and

•	Capital expenditures are now expected to be between $12.5 million and $14.5 million, due to additional branding initiatives, as well as an increase in the Company’s IT migration investment.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with GAAP, the Company has provided, with respect to financial results relating to the second quarter and first half of fiscal 2015, adjusted cost of products sold, adjusted gross margin, adjusted selling, general and administrative expenses, adjusted operating income, adjusted income before taxes, adjusted income taxes, adjusted net income and adjusted earnings per share and related shares outstanding, which are non-GAAP financial measures, in order to eliminate the effect on operating results of the inventory write-down for excess and aged product and management transition costs.  The Company believes that the presentation of adjusted results facilitates an understanding of the Company's continuing operations without the non-recurring impact associated with the inventory write-down and management transition costs.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  A reconciliation of GAAP to non-GAAP results has been provided in Exhibits 3 and 4 to this press release.

2016 Second Quarter Earnings Conference Call

A conference call to discuss the second quarter results will be held today, September 8, 2016, at 4:30 p.m. ET, hosted by Vince Holding Corp. Chief Executive Officer, Brendan Hoffman, and Chief Financial Officer, David Stefko. During the conference call, the Company may answer questions concerning business and financial developments, trends and other business or financial matters. The Company's responses to these questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.

Those who wish to participate in the call may do so by dialing (877) 201-0168, conference ID 63568042. Any interested party will also have the opportunity to access the call via the Internet at http://investors.vince.com/. To listen to the live call, please go to the website at least 15 minutes early to register and download any necessary audio software. For those who cannot listen to the live broadcast, a recording will be available for 12 months after the date of the event. Recordings may be accessed at http://investors.vince.com/.

ABOUT VINCE

VINCE is a leading contemporary fashion brand best known for modern effortless style and everyday luxury essentials. Established in 2002, the brand now offers a wide range of women's and men's apparel, women's and men's footwear, and handbags. Vince products are sold in prestige distribution worldwide, including approximately 2,400 distribution locations across approximately 40 countries. With corporate headquarters in New York and its design studio in Los Angeles, as of September 8th, 2016, the Company has 40 company-operated full-price retail stores, 14 company-operated outlet stores and its e-commerce site, VINCE.com. Please visit www.VINCE.com for more information.

This document, and any statements incorporated by reference herein, contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include the statements under “2016 Outlook” and statements regarding, among other things, our current expectations about the Company's future results and financial condition, revenues, store openings and closings, margins, expenses and earnings and are indicated by words or phrases such as "may," "will," "should," "believe," "expect," "seek," "anticipate," "intend," "estimate," "plan," "target," "project," "forecast," "envision" and other similar phrases. Although we believe the assumptions and expectations reflected in these forward-looking statements are reasonable, these assumptions and expectations may not prove to be correct and we may not achieve the results or benefits anticipated. These forward-looking statements are not guarantees of actual results, and our actual results may differ materially from those suggested in the forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, some of which are beyond our control, including, without limitation: our ability to maintain adequate cash flow from operations or availability under our revolving credit facility to meet our liquidity needs (including our obligations under the tax receivable agreement); our ability to successfully complete the migration of our systems and processes from Kellwood Company and to successfully implement the new systems, processes and functions following the migration; our ability to ensure the proper operation of the distribution facility by a third party logistics provider recently transitioned from Kellwood; our ability to remain competitive in the areas of merchandise quality, price, breadth of selection, and customer service; our ability to anticipate and/or react to changes in customer demand and attract new customers, including in connection with making inventory commitments; our ability to control the level of sales in the off-price channels; our ability to manage excess inventory in a way that will promote the long-term health of the brand; changes in consumer confidence and spending; our ability to maintain projected profit margins; unusual, unpredictable and/or severe weather conditions; the execution and management of our retail store growth plans, including the availability and cost of acceptable real estate locations for new store openings; the execution and management of our international expansion, including our ability to promote our brand and merchandise outside the U.S. and find suitable partners in certain geographies; our ability to expand our product offerings into new product categories, including the ability to find suitable licensing partners; our ability to successfully implement our marketing initiatives; our ability to protect our trademarks in the U.S. and internationally; our ability to maintain the security of electronic and other confidential information; serious disruptions and catastrophic events; changes in global economies and credit and financial markets; competition; the impact of recent turnover in the senior management team; the fact that a number of members of the management team have less than one year of tenure with the Company, and the current senior management team has not had a long period of time working together; our ability to attract and retain key personnel; commodity, raw material and other cost increases; compliance with domestic and international laws, regulations and orders; changes in laws and regulations; outcomes of litigation and proceedings and the availability of insurance, indemnification and other third-party coverage of any losses suffered in connection therewith; tax matters; and other factors as set forth from time to time in our Securities and Exchange Commission filings, including under the heading "Item 1A—Risk Factors" in our Annual Report on Form 10-K and our Quarterly Reports on Form 10Q. We intend these forward-looking statements to speak only as of the time of this release and do not undertake to update or revise them as more information becomes available.

This press release is also available on the Vince Holding Corp. website (http://investors.vince.com/).

Investor Relations Contact:

Jean Fontana

ICR, Inc.

Jean.fontana@icrinc.com

646-277-1200

Vince Holding Corp. and Subsidiaries	Exhibit (1)
Condensed Consolidated Statements of Operations
(Unaudited, amounts in thousands except percentages, share and per share data )

	Three Months Ended		Six Months Ended
	July 30,	August 1,	July 30,	August 1,
	2016	2015	2016	2015
Net sales	$60,702	$79,993	$128,347	$139,835
Cost of products sold	33,315	59,204	72,702	88,305
Gross profit	27,387	20,789	55,645	51,530
as a % of net sales	45.1%	26.0%	43.4%	36.9%
Selling, general and administrative expenses	31,642	27,331	63,448	52,971
as a % of net sales	52.1%	34.2%	49.5%	37.9%
Loss from operations	(4,255)	(6,542)	(7,803)	(1,441)
as a % of net sales	(7.0)%	(8.2)%	(6.1)%	(1.0)%
Interest expense, net	1,005	1,623	1,886	2,939
Other expense, net	28	350	188	491
Loss before income taxes	(5,288)	(8,515)	(9,877)	(4,871)
Benefit for income taxes	(3,321)	(3,489)	(5,986)	(2,299)
Net loss	$(1,967)	$(5,026)	(3,891)	(2,572)
Loss per share:
Basic loss per share	$(0.04)	$(0.14)	$(0.09)	$(0.07)
Diluted loss per share	$(0.04)	$(0.14)	$(0.09)	$(0.07)
Weighted average shares outstanding:
Basic	48,968,760	36,774,752	43,485,767	36,763,933
Diluted	48,968,760	36,774,752	43,485,767	36,763,933

Vince Holding Corp. and Subsidiaries	Exhibit (2)
Condensed Consolidated Balance Sheets
(Unaudited, amounts in thousands)

	July 30,	January 30,
	2016	2016
ASSETS
Current assets:
Cash and cash equivalents	$21,347	$6,230
Trade receivables, net	21,040	9,400
Inventories, net	34,681	36,576
Prepaid expenses and other current assets	10,953	8,027
Total current assets	88,021	60,233
Property, plant and equipment, net	43,865	37,769
Intangible assets, net	108,747	109,046
Goodwill	63,746	63,746
Deferred income taxes and other assets	97,946	92,774
Total assets	$402,325	$363,568

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$33,297	$28,719
Accrued salaries and employee benefits	4,543	5,755
Other accrued expenses	12,543	37,174
Total current liabilities	50,383	71,648
Long-term debt	52,798	57,615
Deferred rent	16,667	14,965
Other liabilities	140,854	140,838
Stockholders' equity	141,623	78,502
Total liabilities and stockholders' equity	$402,325	$363,568

Vince Holding Corp. and Subsidiaries	Exhibit (3)
Reconciliation of net income on a GAAP basis to “Adjusted net income”
(Unaudited, amounts in thousands except percentages, share and per share data)

	For the three months ended August 1, 2015
	As Reported	Adjustments		As Adjusted

Net sales	$79,993			$79,993
Cost of products sold	59,204	(14,447)	(a)	44,757
Gross profit	20,789	14,447		35,236
as a % of sales	26.0%			44.0%
Selling, general and administrative expenses	27,331	(2,861)	(b)	24,470
as a % of sales	34.2%			30.6%
(Loss) Income from operations	(6,542)	17,308		10,766
as a % of sales	(8.2)%			13.5%
Interest expense, net	1,623			1,623
Other expense, net	350			350
(Loss) Income before income taxes	(8,515)	17,308		8,793
(Benefit) provision for Income taxes	(3,489)	7,079	(c)	3,590
Net (Loss) Income	$(5,026)	$10,229		$5,203

Earnings (loss) per share:
Basic earnings (loss) per share	$(0.14)	$0.28		$0.14
Diluted earnings (loss) per share	$(0.14)	$0.28		$0.14

Weighted average shares outstanding:
Basic shares	36,774,752			36,774,752
Diluted shares	36,774,752			37,658,575

(a) To adjust cost of products sold to remove the impact of inventory write downs of approximately $14.4 million primarily related to excess out of season and current inventory.
(b) To adjust selling, general and administrative expenses to remove executive severance costs of $3.7 million, partially offset by the favorable impact of $(0.8) million related to executive stock option forfeitures.
(c) Adjusted amount represents adjusted pretax income multiplied by a normalized tax rate of 40.9%. The normalized tax rate was derived by reference to statutory tax rates in the jurisdictions in which the Company operates, without giving effect to the
Company’s valuation allowance or potential use of its net operating loss carryforwards.

Vince Holding Corp. and Subsidiaries	Exhibit (4)
Reconciliation of net income on a GAAP basis to “Adjusted net income”
(Unaudited, amounts in thousands except percentages, share and per share data)

	For the six months ended August 1, 2015
	As Reported	Adjustments		As Adjusted

Net sales	$139,835			$139,835
Cost of products sold	88,305	(14,447)	(a)	73,858
Gross profit	51,530	14,447		65,977
as a % of sales	36.9%			47.2%
Selling, general and administrative expenses	52,971	(2,861)	(b)	50,110
as a % of sales	37.9%			35.8%
(Loss) Income from operations	(1,441)	17,308		15,867
as a % of sales	(1.0)%			11.3%
Interest expense, net	2,939			2,939
Other expense, net	491			491
(Loss) Income before income taxes	(4,871)	17,308		12,437
(Benefit) provision for Income taxes	(2,299)	7,079	(c)	4,780
Net (Loss) Income	$(2,572)	$10,229		$7,657

(Loss) earnings per share:
Basic (loss) earnings per share	$(0.07)	$0.28		$0.21
Diluted (loss) earnings per share	$(0.07)	$0.27		$0.20

Weighted average shares outstanding:
Basic shares	36,763,933			36,763,933
Diluted shares	36,763,933			37,855,607

(a) To adjust cost of products sold to remove the impact of inventory write downs of approximately $14.4 million primarily related to excess out of season and current inventory.
(b) To adjust selling, general and administrative expenses to remove executive severance costs of $3.7 million, partially offset by the favorable impact of $(0.8) million related to executive stock option forfeitures.
(c) Adjusted amount represents adjusted pretax income multiplied by a normalized tax rate of 40.9%. The normalized tax rate was derived by reference to statutory tax rates in the jurisdictions in which the Company operates, without giving effect to the
Company’s valuation allowance or potential use of its net operating loss carryforwards.